UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Allen Road, Suite 401

Basking Ridge, NJ 07920

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2022, Timber Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected, at 5:00 p.m. Eastern Time on November 8, 2022, a one-for-fifty reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 887080208.

Subject to NYSE American LLC (“NYSE American” or the “Exchange”) approval, the Company anticipates that the Common Stock will begin trading on the NYSE American on a Reverse Stock Split-adjusted basis when market opens on November 9, 2022. As previously announced, the trading of the Company’s shares of Common Stock was halted by the Exchange due to the low trading price of the Company’s shares of Common Stock on November 1, 2022. Although not anticipated by the Company, the Exchange could maintain the trading halt. The Exchange could also suspend trading and move to delist the Common Stock if the price per share post-split does not meet the requirements of Section 1003(f)(v) of the NYSE American Company Guide.

As a result of the Reverse Stock Split, (i) every fifty shares of Common Stock issued and outstanding was converted into one share of Common Stock and (ii) the 13,000 shares of Series B Mirroring Preferred Stock were automatically cancelled for no consideration and resumed the status of authorized but unissued shares of preferred stock of the Company. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in some stockholders owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment.

The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options, convertible debt and warrants, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

At the Company’s special meeting of stockholders held on November 7, 2022, the stockholders of the Company voted to approve the Certificate of Amendment. On October 27, 2022, the Board of Directors of the Company also approved and authorized the filing of the Certificate of Amendment subject to stockholder approval.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation, as amended, of Timber Pharmaceuticals, Inc., dated November 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: November 9, 2022	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer and Chairman of the Board of Directors